Exhibit 14.1



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus dated May 31, 2004, and "Independent Auditors" in the Statement of Additional Information dated May 31, 2004, of the Federated Municipal Securities Fund, Inc., and to the
incorporation by reference of our report dated May 10, 2004 with respect to the financial statements and financial highlights of the Federated Municipal Securities Fund, Inc. included in the May 31, 2004 Annual Report to Shareholders; which Prospectus, Statement of Additional Information, and Annual Report are incorporated by reference in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of Federated Municipal Securities Fund, Inc., dated February 2, 2005.

We also consent to the reference to our firm in the Statement of Additional Information, dated March 2005, included in this Registration Statement on Form N-14 of Federated Municipal Securities Fund, Inc.


                                                    /s/ ERNST & YOUNG LLP

Boston, Massachusetts
January 31, 2005